UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 12, 2006

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33069	77-0442752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Robin Hill Road

Santa Barbara, California 93117

(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry into a Material Definitive Agreement.

On October 12, 2006, Occam Networks, Inc. (“Occam”) and Cortona Opportunity Ltd. (“Cortona”) entered into a commercial building lease agreement. The seven year lease provides for the lease by Occam of approximately 47,000 square feet in a building located in Santa Barbara, California. Base rent under the lease agreement was originally set at $52,640 per month.

On November 20, 2006, Occam and Cortona entered into an amendment to the original lease agreement that provided for certain repair work to be performed on the leased premises and increased the base rent to $55,460 per month.

Copies of the original lease agreement and the amendment are attached hereto as Exhibits 10.26 and 10.26.1 and are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.26	Standard Industrial/Commercial Multi-Tenant Lease-Net, dated October 12, 2006, by and between Occam Networks, Inc. and Cortona Opportunity Ltd.

10.26.1	First Amendment to Lease, dated November 20, 2006, by and between Occam Networks, Inc. and Cortona Opportunity Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Occam Networks, Inc.

By:	/s/ Christopher B. Farrell
Christopher B. Farrell Chief Financial Officer

Date: December 11, 2006

EXHBIT INDEX

Exhibit No.	Description
10.26	Standard Industrial/Commercial Multi-Tenant Lease-Net, dated October 12, 2006, by and between Occam Networks, Inc. and Cortona Opportunity Ltd.

10.26.1	First Amendment to Lease, dated November 20, 2006, by and between Occam Networks, Inc. and Cortona Opportunity Ltd.